Exhibit 99.1

WYNDHAM HOTELS & RESORTS COMPLETES SUCCESSFUL DEBT REPRICING AND UPSIZING

PARSIPPANY, N.J., May 28, 2024 – Wyndham Hotels & Resorts, Inc. (NYSE: WH) (the “Company”) today announced that it successfully completed the repricing of its existing $1.1 billion Senior Secured Term Loan B Facility due May 2030 (the “Term Loan B”). The Term Loan B garnered significant investor demand, resulting in an upsize of $400 million while in market and an attractive interest rate of Secured Overnight Financing Rate (“SOFR”) plus 1.75%, which represents a 60 basis point reduction, at an issue price of 99.875% - the tightest priced new money raise in the entire SOFR era. The repricing on the existing $1.1 billion Term Loan B is expected to result in annual interest expense savings of approximately $6 million. There is no change to the Company’s maturities or covenants from the repricing on the now combined $1.5 billion dollar facility.

“The opportunity to reprice this loan with a meaningful spread reduction and upsize by $400 million would not have been possible without the outstanding performance of our business over the past year,” said Michele Allen, Chief Financial Officer and Head of Strategy. “We are extremely pleased with the elevated market demand, which underscores strong investor confidence in our asset-light, highly cash-generative franchise business model and enabled us to secure best-in-class pricing, further fortifying our financial flexibility.”

Wyndham intends to use the net proceeds for general corporate purposes, including the repayment of outstanding balances under the Company’s revolving credit facility.

Wells Fargo Securities, LLC acted as lead arranger. Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC, U.S. Bank National Association, The Bank of Nova Scotia and Truist Securities, Inc. acted as joint bookrunners.

About Wyndham Hotels & Resorts
Wyndham Hotels & Resorts (NYSE: WH) is the world’s largest hotel franchising company by the number of properties, with approximately 9,200 hotels across over 95 countries on six continents.  Through its network of over 876,000 rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 25 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, Hawthorn Suites®, Trademark Collection® and Wyndham®. The Company’s award-winning Wyndham Rewards loyalty program offers approximately 108 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally. For more information, visit    https://investor.wyndhamhotels.com. The Company may use its website and social media channels as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Disclosures of this nature will be included on the Company's website in the Investors section, which can currently be accessed at https://investor.wyndhamhotels.com or on the Company's social media channels, including the Company's LinkedIn account which can currently be accessed at https://www.linkedin.com/company/wyndhamhotels. Accordingly, investors should monitor this section of the Company's website and the Company's social media channels in addition to following the Company's press releases, filings submitted with the Securities and Exchange Commission and any public conference calls or webcasts.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements related to the repricing and upsizing of our Term Loan B Facility and the use of proceeds therefrom. All statements other than historical facts are forward-looking statements. Forward-looking statements include those that convey management's expectations as to the future based on plans, estimates and projections at the time Wyndham makes the statements and may be identified by words such as "will," "expect," "believe," "plan," "anticipate," "predict," "intend," "goal," "future," "forward," "remain," "outlook," "guidance," "target," "objective," "estimate," "projection" and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, including inflation, higher interest rates and potential recessionary pressures; global or regional health crises or pandemics (such as the COVID-19 pandemic) including the resulting impact on Wyndham's business, operations, financial results, cash flows and liquidity, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; Wyndham's relationships with franchisees; the impact of war, terrorist activity, political instability or political strife, including the ongoing conflicts between Russia and Ukraine and between Israel and Hamas, respectively; Wyndham's ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to Wyndham's ability to obtain financing and the terms of such financing, including access to liquidity and capital; and Wyndham's ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in Wyndham's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. These risks and uncertainties are not the only ones Wyndham may face and additional risks may arise or become material in the future. Wyndham undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

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Contacts
Investors: Matt Capuzzi Senior Vice President, Investor Relations 973 753-6453 ir@wyndham.com	Media: Maire Griffin Senior Vice President, Global Communications 973 753-6590 WyndhamHotelsNews@wyndham.com